Exhibit 21.01


                            SCHEDULE OF SUBSIDIARIES
                            ------------------------




Name of Organization                                           State or County
--------------------                                           ---------------

FX DRILLING COMPANY, INC.                                           Nevada
FX PRODUCING COMPANY, INC.                                          Nevada
FRONTIER EXPLORATION COMPANY                                          Utah
FX ENERGY NETHERLANDS PARTNERSHIP C.V.                         Netherlands
FX ENERGY NETHERLANDS B.V.                                     Netherlands
KARPATY PRODUCTION COMPANY SP. ZO.O                                 Poland
SUDETY MINING COMPANY SP. ZO.O                                      Poland
WARMIA PETROLEUM COMPANY SP. ZO.O                                   Poland
FX ENERGY POLAND SP. ZO.O                                           Poland